UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 22, 2024	0-7928
Date of Report	Commission File Number
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

68 South Service Road, Suite 230
Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COMTECH TELECOMMUNICATIONS CORP /DE/

Item 8.01	Other Events.

On January 22, 2024, Comtech Telecommunications Corp. (“Comtech” or the “Company”) issued a press release announcing that funds affiliated with White Hat Capital Partners LP and funds affiliated with Magnetar have agreed to purchase $45 million in the aggregate of a new series of convertible preferred stock of the Company, the Series B Convertible Preferred Stock, par value $0.10 per share, titled the “Series B Convertible Preferred Stock” (“Series B Convertible Preferred Stock”). In connection with the investment, the Company exchanged all outstanding shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.10 per share, titled the “Series A-1 Convertible Preferred Stock” for Series B Convertible Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. White Hat Capital Partners LP is affiliated with Mark Quinlan, a member of the Company’s Board of Directors.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company’s results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements about the investment described herein and achievement of its potential benefits and the intended use of proceeds. Risks and uncertainties that could impact these forward-looking statements include: the Company’s ability to access capital and liquidity so that it is able to continue as a going concern; the possibility that the expected synergies and benefits from acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated successfully; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing its “One Comtech” transformation and integration of individual businesses into two segments; the risk that the Company will be unsuccessful in implementing a tactical shift in its Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products and solutions with higher margins; the nature and timing of the Company’s receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions, including as a result of Russia’s military incursion into Ukraine and the Israel-Hamas war; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with the Company’s legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its credit facility and the Company’s ability to refinance its credit facility; risks associated with the Company’s large contracts; risks associated with supply chain disruptions; and other factors described in this and the Company’s other filings with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1

Press Release, dated January 22, 2024, announcing investment by funds affiliated with White Hat Capital Partners LP and funds affiliated with Magnetar in Series B Convertible Preferred Stock of Comtech Telecommunications Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2024

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael A. Bondi
	Name:	Michael A. Bondi
	Title:	Chief Financial Officer